Exhibit 99.1

Contacts:

Media Contact	Investor Contact
Erik Mason	Brian Denyeau
AspenTech	ICR
+1 781-221-8386	+1 646-277-1251
erik.mason@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the Fourth Quarter

And Fiscal Year 2012

Burlington, Mass. — August 21, 2012 — Aspen Technology, Inc. (NASDAQ: AZPN), a leading provider of software and services to the process industries, today announced financial results for its fourth quarter and fiscal year 2012, ended June 30, 2012.

Mark Fusco, Chief Executive Officer of AspenTech, said, “The fourth quarter was a strong finish to a great year for AspenTech.  The company exceeded its fiscal 2012 guidance for each of its key financial metrics, including growth in total license contract value, free cash flow and expense management.  Our aspenONE® subscription software offering continues to gain traction in the market and we have a significant opportunity to drive increased product adoption and usage levels over the long term.”

Fourth Quarter and Fiscal Year 2012 and Recent Business Highlights

•                  The license portion of total contract value was $1.46 billion at the end of fiscal 2012, which increased 4.6% sequentially and 14.5% compared to the end of fiscal 2011.

•                  Total contract value, including the value of bundled maintenance, was $1.68 billion at the end of fiscal 2012, which increased 5.4% sequentially and 17.7% compared to the end of fiscal 2011.

•                  Annual spend, which the company defines as the annualized value of all term license and maintenance revenue contracts at the end of the quarter, was approximately $304 million at the end of fiscal 2012, which increased 4.4% sequentially and 12.7% compared to the end of fiscal 2011.

Summary of Fourth Quarter Fiscal Year 2012 Financial Results

AspenTech’s total revenue of $64.0 million increased 22% from $52.6 million in the fourth quarter of the prior year.

•                  Subscription and software revenue was $45.8 million in the fourth quarter of fiscal 2012, an increase from $28.7 million in the fourth quarter of fiscal 2011.

•                  Services & other revenue was $18.2 million in the fourth quarter of fiscal 2012, compared to $23.9 million in the fourth quarter of fiscal 2011.

For the quarter ended June 30, 2012, AspenTech reported a loss from operations of $3.6 million, compared to a loss from operations of $18.3 million for the quarter ended June 30, 2011.

Net loss was $5.4 million for the quarter ended June 30, 2012, leading to a net loss per share of ($0.06), compared to a net income per share of $0.43 in the same period last fiscal year.  The company’s net income for the fourth quarter of fiscal year 2011 was positively impacted by a $57.3 million net tax benefit primarily related to a valuation reversal against our deferred tax assets.

Non-GAAP loss from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $0.9 million for the fourth quarter of fiscal 2012, compared to a non-GAAP loss from operations of $16.1 million in the same period last fiscal year.  Non-GAAP net loss was $3.5 million, or ($0.04) per share, for the fourth quarter of fiscal 2012, compared to a non-GAAP net loss of $19.0 million, or ($0.20) per share, in the same period last fiscal year.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had a cash balance of $165.2 million at June 30, 2012, a decrease of $17.3 million from the end of the prior quarter after using $14.0 million in cash to repurchase shares of common stock and reducing secured borrowings by $22.6 million.  During the fourth quarter, the company generated $21.7 million in cash flow from operations and $18.6 million in free cash flow after taking into consideration $3.1 million in capital expenditures and capitalized software.  For the twelve months ended June 30, 2012, the company generated $104.6 million in cash flow from operations and $100 million in free cash flow after taking into consideration $4.8 million in capitalized expenditures and capitalized software.

Summary of Fiscal Year 2012 Financial Results

AspenTech’s total revenue of $243.1 million increased 23% from $198.2 million for fiscal year 2011.

•                  Subscription and software revenue was $166.7 million, an increase from $103.7 million for fiscal year 2011.

•                  Services & other revenue was $76.4 million, compared to $94.5 million for fiscal year 2011.

For the fiscal year ended June 30, 2012, AspenTech reported a loss from operations of $15.0 million, an improvement from a loss from operations of $54.6 million for fiscal year 2011.

Net loss was $13.8 million for the fiscal year ended June 30, 2012, leading to net loss per diluted share of ($0.15), compared to net income per basic and diluted share of $0.11 for fiscal year 2011.  The company’s net income for fiscal year 2011 was positively impacted by a $54 million net tax benefit primarily related to a valuation reversal against our deferred tax assets.

Non-GAAP loss from operations, which adds back stock-based compensation expense, restructuring charges and amortization of intangibles associated with acquisitions, was $2.8 million for fiscal year 2012, an improvement compared to a non-GAAP loss from operations of $45.1 million for fiscal year 2011.  Non-GAAP net loss was $5.2 million, or ($0.06) per share, for fiscal year 2012, an improvement compared to a non-GAAP net loss of $43.5 million, or ($0.45) per share, for fiscal year 2011.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business.  As the result of adoption of new licensing models, management believes that, for the next few years, a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income (loss) and net income (loss), will be of limited value in assessing AspenTech’s performance, growth and financial condition. Accordingly, management instead is focusing on certain non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, August 21, 2012, at 4:30 p.m. (Eastern Time), to discuss the company’s financial results for the fourth quarter and fiscal year 2012 as well as the company’s business outlook.

The live dial-in number is (877) 245-0126, conference ID code 15108160. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 15108160, through August 28, 2012.

About AspenTech

AspenTech is a leading global provider of mission-critical process optimization software solutions, which are designed to manage and optimize plant and process design, operational performance, and supply chain planning. AspenTech’s aspenONE software and related services have been developed specifically for companies in the process industries, including the energy, chemicals and engineering and construction industries. Customers use AspenTech’s solutions to improve their competitiveness and profitability by increasing throughput and productivity, reducing operating costs, enhancing capital efficiency, and decreasing working capital requirements. To see how the world’s leading process manufacturers rely on AspenTech to achieve their operational excellence goals, visit www.aspentech.com.

© 2012 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

Forward-Looking Statements

The second paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to develop new software products, enhance existing products and services, or penetrate new vertical markets; demand for, or usage of, aspenONE software declines for any reason; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; unforeseen difficulties or uncertainties in the application of accounting standards; weaknesses in AspenTech’s internal controls; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Revenue:
Subscription and software	$45,832	$28,744	$166,688	$103,699
Services and other	18,185	23,901	76,446	94,455
Total revenue	64,017	52,645	243,134	198,154
Cost of revenue:
Subscription and software	2,554	2,844	10,617	5,213
Services and other	10,547	12,306	41,660	47,132
Total cost of revenue	13,101	15,150	52,277	52,345
Gross profit	50,916	37,495	190,857	145,809
Operating expenses:
Selling and marketing	26,357	27,544	96,400	90,771
Research and development	15,259	13,818	56,218	50,820
General and administrative	13,067	14,544	53,547	59,041
Restructuring charges	(158)	(87)	(301)	(247)
Total operating expenses	54,525	55,819	205,864	200,385
Loss from operations	(3,609)	(18,324)	(15,007)	(54,576)
Interest income	1,537	2,746	7,578	13,075
Interest expense	(1,486)	(1,059)	(4,204)	(5,138)
Other (expense) income, net	(1,036)	983	(3,519)	2,919
Loss before income taxes	(4,594)	(15,654)	(15,152)	(43,720)
Provision for (benefit from) income taxes	794	(57,335)	(1,344)	(53,977)
Net loss (income)	$(5,388)	$41,681	$(13,808)	$10,257
Net (loss) income per common share:
Basic	$(0.06)	$0.44	$(0.15)	$0.11
Diluted	$(0.06)	$0.43	$(0.15)	$0.11
Weighted average shares outstanding:
Basic	93,563	94,169	93,780	93,488
Diluted	93,563	96,568	93,780	95,853

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited in thousands, except share data)

	June 30,	June 30,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$165,242	$149,985
Accounts receivable, net	31,450	27,866
Current portion of installments receivable, net	33,184	38,703
Current portion of collateralized receivables	6,297	15,748
Unbilled services	1,592	2,319
Prepaid expenses and other current assets	16,219	10,819
Prepaid income taxes	283	1,151
Deferred income taxes- current	7,196	7,272
Total current assets	261,463	253,863
Non-current installments receivable, net	14,046	47,773
Non-current collateralized receivables	—	9,291
Property, equipment and leasehold improvements, net	7,037	6,730
Computer software development costs, net	1,689	2,813
Goodwill	19,399	18,624
Deferred income taxes- non-current	58,559	57,061
Other non-current assets	6,142	3,639
Total assets	$368,335	$399,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of secured borrowings	$10,756	$15,756
Accounts payable	2,566	2,099
Accrued expenses and other current liabilities	37,989	64,467
Income taxes payable	598	672
Deferred revenue	143,578	90,681
Current deferred tax liability	232	—
Total current liabilities	195,719	173,675
Long-term secured borrowings	—	9,157
Long-term deferred revenue	43,595	38,262
Other non-current liabilities	15,429	20,897
Commitments and contingencies
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares at June 30, 2012 and June 30, 2011 Issued and outstanding— none at June 30, 2012 and June 30, 2011	—	—
Stockholders’ equity:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 96,663,580 shares at June 30, 2012 and 94,939,400 shares at June 30, 2011 Outstanding— 93,465,955 shares at June 30, 2012 and 94,238,370 shares at June 30, 2011	9,666	9,494
Additional paid-in capital	547,546	530,996
Accumulated deficit	(395,079)	(381,271)
Accumulated other comprehensive income	8,095	9,115
Treasury stock, at cost—3,197,625 shares of common stock at June 30, 2012 and 701,030 at June 30, 2011	(56,636)	(10,531)
Total stockholders’ equity	113,592	157,803
Total liabilities and stockholders’ equity	$368,335	$399,794

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited in thousands)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net (loss) income	$(5,388)	$41,681	$(13,808)	$10,257
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	1,294	1,411	5,278	5,336
Net foreign currency loss (gain)	169	114	953	(2,167)
Stock-based compensation	2,802	2,301	12,406	9,699
Deferred income taxes	(1,162)	(64,308)	(4,827)	(64,264)
Provision for bad debts	(82)	(1,828)	22	(2,755)
Write-down of investment	—	—	—	600
Other non-cash operating activities	(2,181)	26	(1,695)	453
Changes in assets and liabilities:
Accounts receivable	(3,894)	665	(4,285)	5,981
Unbilled services	(463)	(642)	734	(477)
Prepaid expenses, prepaid income taxes, and other assets	(3,848)	(4,468)	(3,918)	(773)
Installments and collateralized receivables	14,493	17,556	57,003	72,752
Accounts payable, accrued expenses and other liabilities	7,626	11,555	(1,583)	(12,758)
Deferred revenue	12,301	6,369	58,357	41,446
Net cash provided by operating activities	21,667	10,432	104,637	63,330
Cash flows from investing activities:
Purchase of property, equipment and leasehold improvements	(3,066)	(517)	(4,241)	(2,839)
Payments for acquisitions, net of cash acquired	—	—	(2,617)	—
Capitalized computer software development costs	(24)	(323)	(511)	(1,990)
Net cash used in investing activities	(3,090)	(840)	(7,369)	(4,829)
Cash flows from financing activities:
Exercise of stock options and warrants	2,332	1,999	8,913	9,703
Proceeds from secured borrowings	—	—	4,982	2,500
Repayments of secured borrowings	(22,622)	(5,387)	(44,892)	(32,051)
Repurchases of common stock	(13,986)	(6,368)	(46,105)	(10,531)
Payment of tax withholding obligations related to restricted stock	(1,472)	(1,152)	(4,597)	(3,885)
Net cash used in financing activities	(35,748)	(10,908)	(81,699)	(34,264)
Effects of exchange rate changes on cash and cash equivalents	(151)	263	(312)	803
(Decrease) increase in cash and cash equivalents	(17,322)	(1,053)	15,257	25,040
Cash and cash equivalents, beginning of period	182,564	151,038	149,985	124,945
Cash and cash equivalents, end of period	$165,242	$149,985	$165,242	$149,985

Supplemental disclosure of cash flow information:
Income tax paid (refunded), net	$1,108	$876	$2,707	$(2,112)
Interest paid	1,488	1,061	4,206	5,476

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES

GAAP Results Reconciled to Non-GAAP Results

The following table reflects selected Aspen Technology GAAP results reconciled to Non-GAAP results.
(unaudited in thousands, except per share data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Total expenses
GAAP total expenses (a)	$67,626	$70,969	$258,141	$252,730
Less:
Stock-based compensation (b)	(2,802)	(2,301)	(12,406)	(9,699)
Restructuring charges	158	87	301	247
Amortization of intangible assets	(106)	—	(142)	—

Non-GAAP total expenses	$64,876	$68,755	$245,894	$243,278

Loss from operations
GAAP loss from operations	$(3,609)	$(18,324)	$(15,007)	$(54,576)
Plus:
Stock-based compensation (b)	2,802	2,301	12,406	9,699
Restructuring charges	(158)	(87)	(301)	(247)
Amortization of intangible assets	106	—	142	—

Non-GAAP loss from operations	$(859)	$(16,110)	$(2,760)	$(45,124)

Net (loss) income
GAAP net (loss) income	$(5,388)	$41,681	$(13,808)	$10,257
Plus:
Stock-based compensation (b)	2,802	2,301	12,406	9,699
Restructuring charges	(158)	(87)	(301)	(247)
Amortization of intangible assets	106	—	142	—
Less:
Non-recurring valuation allowance reversal	—	(62,791)	—	(62,791)
Income tax effect on Non-GAAP items (c)	(814)	(125)	(3,609)	(466)

Non-GAAP net (loss) income	$(3,452)	$(19,021)	$(5,170)	$(43,548)

Diluted (loss) income per share
GAAP diluted (loss) income per share	$(0.06)	$0.43	$(0.15)	$0.11
Plus:
Stock-based compensation (b)	0.03	0.02	0.13	0.10
Restructuring charges	—	—	—	—
Amortization of intangible assets	—	—	—	—
Less:
Non-recurring valuation allowance reversal	—	(0.65)	—	(0.66)
Income tax effect on Non-GAAP items (c)	(0.01)	—	(0.04)	—

Non-GAAP diluted (loss) income per share	$(0.04)	$(0.20)	$(0.06)	$(0.45)

Shares used in computing Non-GAAP diluted (loss) income per share	93,563	96,568	93,780	95,853

(a) GAAP total expenses

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Total costs of revenue	$13,101	$15,150	$52,277	$52,345
Total operating expenses	54,525	55,819	205,864	200,385
GAAP total expenses	$67,626	$70,969	$258,141	$252,730

(b) Stock-based compensation expense was as follows:

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2012	2011	2012	2011
Cost of service and other	$271	$225	$1,168	$945
Selling and marketing	1,099	890	4,601	3,603
Research and development	314	278	1,334	1,152
General and administrative	1,118	908	5,303	3,999
Total stock-based compensation	$2,802	$2,301	$12,406	$9,699

(c) The income tax effect on Non-GAAP items is calculated utilizing our estimated effective tax rate.  During the three and twelve months ended June 30, 2011, we had a U.S. valuation allowance in place which resulted in a minimal income tax adjustment.